UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2003

The Newhall Land and Farming Company
( a California Limited Partnership )

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

1-8885	95-3931727
(Commission File Number)	(IRS Employer Identification No.)

23823 Valencia Blvd., Valencia, CA 91355
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 661-255-4000

Item 5.  Other Events

The Newhall Land and Farming Company issued a news release on May 28, 2003 announcing that Newhall Ranch Specific Plan was approved  and that the Company has reached a tentative settlement agreement to resolve pending litigation initiated by the Company.  The press release is filed as an exhibit to this report.

Item 7.  Financial Statements and Exhibits

Exhibit 99 (a)   Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership)
Registrant

		By	Newhall Management Limited Partnership,
Managing General Partner

		By	Newhall Management Corporation,
Managing General Partner

Date: May 30, 2003	By	/s/ Donald L. Kimball
Donald L. Kimball
Vice President and Chief Financial Officer
Newhall Management Corporation
(Principal Financial Officer)